SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                                 --------------

                            PATIENT INFOSYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                   16-1476509
         --------                                   ----------
(State or other jurisdiction               (I.R.S. Employer Identification No.)
 of incorporation or organization)

46 Prince Street, Rochester, New York                  14607
-------------------------------------                  -----
(Address of principal executive offices)            (Zip Code)

                   PATIENT INFOSYSTEMS, INC. STOCK OPTION PLAN
                   -------------------------------------------
                            (Full title of the plan)

                          Mr. Roger Louis Chaufournier
                      President and Chief Executive Officer

                                46 Prince Street
                            Rochester, New York 14607

                     (Name and address of agent for service)

                                 (716) 242-7200

          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Jeffrey A. Baumel, Esq.
                 Gibbons, Del Deo, Dolan, Griffinger & Vecchione

                              One Riverfront Plaza
                          Newark, New Jersey 07102-5497

                                 (973) 596-4500

                         Calculation of Registration Fee


                                                             Proposed          Proposed
                                          Amount          Maximum Offering      Maximum           Amount of
Title of Securities                       To Be               Price            Aggregate        Registration
to be Registered                       Registered(1)       Per Share(2)     Offering Price(2)       Fee(2)
----------------                       -------------       ------------     -----------------       ------

Common Stock,  $.01 par value per share   1,680,000          $1.1875         $1,995,000             $526.68

         (1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers additional shares of Common Stock pursuant to the anti-dilution provisions of the Plan.

         (2) Estimated in accordance with Rule 457(c) solely for the purposes of calculating the registration fee, based on the average high and low prices per share of the Registrant's Common Stock as reported on The Nasdaq National Market System on April 27, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed by Patient Infosystems, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (1) The Company's Annual Report on Form 10-K (File No. 000-22319) filed March 30, 2000 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Company's Notice of Annual Meeting and Proxy Statement (File No. 000-22319) filed May 18, 1999 under the Exchange Act (the "Proxy Statement");

     (2)  The  description  of the Company's  common  stock,  $.01 par value per
          share  (the  "Common   Stock"),   contained  in  the  foregoing  Proxy
          Statement; and

     (3) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that is incorporated by reference modifies or replaces such statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

         Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the Delaware General Corporation Law; or
(iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

         Article 8 of the Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.           Description
-----------           -----------
     4.1  Patient Infosystems, Inc. Stock Option Plan, as amended.

     4.2 The Company's Certificate of Incorporation, as amended, in effect as of the date of this Registration Statement (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-07643), filed July 3, 1996).

     4.3 By-Laws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1 (File No. 333-07643), filed July 3, 1996).
     5.1  Opinion of Gibbons, Del Deo, Dolan, Griffinger & Vecchione.
     23.1 Consent of Deloitte & Touche LLP.
     23.2 Consent of Gibbons, Del Deo, Dolan, Griffinger & Vecchione (included in Exhibit 5.1).

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 2nd day of May 2000.

                                                     PATIENT INFOSYSTEMS, INC.

                                                    /s/ Roger Louis Chaufournier
                                                    ----------------------------
                                                    Roger Louis Chaufournier
                                                    President and Chief
                                                      Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                            Date
---------                           -----                            ----
/s/Roger Louis Chaufournier         Director, President and Chief    May 2, 2000
---------------------------------   Executive Officer
Roger Louis Chaufournier           (Principal Executive Officer)


/s/Kent A. Tapper                   V.P. Financial Planning          May 2, 2000
---------------------------------
Kent A. Tapper


/s/Derace L. Schaffer, M.D.         Chairman of the Board            May 2, 2000
---------------------------------
Derace L. Schaffer, M.D.


/s/John Pappajohn                   Director                         May 2, 2000
---------------------------------
John Pappajohn


/s/Barbara J. McNeil, M.D., Ph.D.   Director                         May 2, 2000
---------------------------------
Barbara J. McNeil, M.D., Ph.D


/s/Carl F. Kohrt, Ph.D.             Director                         May 2, 2000
---------------------------------
Carl F. Kohrt, Ph.D.




                                  EXHIBIT INDEX

  No.              Description                               Method of Filing
  ---              -----------                               ----------------

  4.1    Patient Infosystems, Inc. Stock Option    Filed by reference to Exhibit 4.1.

  4.2    Certificate of Incorporation, as amended  Filed by reference to Exhibit 3.1 to the
                                                   Company's Registration Statement on Form
                                                   S-1 (File No. 333-07643) filed July 3, 1996.

  4.3    By-Laws                                   Filed by reference to Exhibit 3.3 to the
                                                   Company's Registration Statement on Form
                                                   S-1 (File No. 333-07643) filed July 3, 1996.

  5.1    Opinion of Gibbons, Del Deo, Dolan,       Filed with this Registration Statement.

  23.1   Consent of Deloitte & Touche LLP          Filed with this Registration Statement.

  23.2   Consent of Gibbons, Del Deo, Dolan,       Included in Exhibit 5.1.